EXHIBIT 3

SCHEDULE 13D JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D, dated July 29, 2011 (the “Schedule 13D”), with respect to the common stock, par value $0.001, of Icagen, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such amendment.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

DATED: July 29, 2011

MERLIN BIOMED PRIVATE EQUITY INVESTORS, LLC
By: DOMINIQUE SÉMON, Managing Member

/s/ Dominique Sémon

MERLIN NEXUS III, L.P.
By: MERLIN NEXUS III, LLC., General Partner

/s/ Dominique Sémon
Name:	Dominique Sémon
Title:	Managing Member

/s/ Dominique Sémon
Name:	Dominique Sémon